Filed With the Securities and Exchange Commission, via the EDGAR system, on March 25, 2003

                                                       Registration No. 33-
                                                                           -----

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                               ------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               ------------------

                                  ADVANTA CORP.
             (Exact name of registrant as specified in its charter)

         Delaware                                      23-1462070
         --------                                      ----------
(State or other jurisdiction of            (I.R.S. Employer Identification No.)
 incorporation or organization)


Welsh & McKean Roads, P.O. Box 844, Spring House, PA               19477
----------------------------------------------------               -----
            (Address of Principal Executive Offices)             (Zip Code)


                                  ADVANTA CORP.
                              EMPLOYEE SAVINGS PLAN
                            (Full title of the Plan)

                            Elizabeth H. Mai, Esquire
                                  Advanta Corp.
                      Welsh and McKean Roads, P.O. Box 844
                             Spring House, PA 19477
                     (Name and Address of Agent For Service)
                                 (215) 657-4000
          (Telephone Number, Including Area Code, of Agent For Service)

                                   Copies to:
                              Jay A. Dubow, Esquire
                     Wolf, Block, Schorr and Solis-Cohen LLP
                          1650 Arch Street, 22nd Floor
                           Philadelphia, PA 19103-2097
                                 (215) 977-2000

                         CALCULATION OF REGISTRATION FEE

Title of Each Class of       Amount to be      Proposed Maximum Offering  Proposed Maximum Aggregate    Amount of
Securities to be Registered  Registered(1)(2)    Price Per Share (3)          Offering Price (3)      Registration Fee
---------------------------  ----------------    -------------------          ------------------      ----------------
Class B

Common Stock,
$.01 par value.....           500,000               $8.08                      $4,040,000.00             $326.84
                              -------               -----                      -------------             -------

(1) Pursuant to Rule 416 under the Securities Act of 1933, this Registration Statement also covers such additional shares as may hereinafter be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions effected without the receipt of consideration.

(2) Pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(3) Determined in accordance with Rule 457(h) solely for the purpose of calculating the Registration Fee, based upon the average of the high and low prices of the Class B Common Stock as reported by the National Association of Securities Dealers Automated Quotation ("NASDAQ") National Market System on March 21, 2003.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

      Information required by Part I of Form S-8 shall be included in documents to be sent or given to participants in the Advanta Corp. Employee Savings Plan, pursuant to Rule 428(b)(1)(i) under the Securities Act of 1933.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

      The following documents filed by Advanta Corp. (the "Registrant") with the Securities and Exchange Commission (the "Commission"), are incorporated into this Registration Statement by reference:

      (a) The Registrant's Annual Report on Form 10-K for the year ended December 31, 2002.

      (b) The Advanta Corp. Employee Savings Plan's Annual Report on Form 11-K for the year ended December 31, 2001.

      (c) The description of the Registrant's common stock contained in its Registration Statement on Form 8-A filed under Section 12(g) of the Exchange Act on August 14, 1995, including all amendments or reports filed for the purpose of updating such description.

      (d) The description of the Registrant's purchase rights contained in its Registration Statement on Form 8-A filed under Section 12(g) of the Exchange Act on March 17, 1997, including all amendments or reports filed for the purpose of updating such description.

      (e) The Registrant's Current Reports on Form 8-K filed with the Commission on January 17, January 23, and January 27, 2003.

      All documents subsequently filed by the Registrant or the Advanta Corp. Employee Savings Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any subsequently filed document which also is incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part hereof.

ITEM 4.  DESCRIPTION OF SECURITIES.

      Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

      Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      Section 145 of the Delaware General Corporation Law provides, inter alia, that under specified circumstances a corporation shall have the power to indemnify any person who is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, against expenses, attorneys' fees, judgments, fines and settlements. The By-Laws of the Registrant provide that the Registrant shall indemnify any director, officer, employee or agent of the Registrant to the fullest extent now or hereafter permitted by law in connection with any such action, suit or proceeding. The By-Laws further provide that the Board of Directors of the Registrant may, by resolution, indemnify any person other than a director, officer, employee or agent of the Registrant for liabilities incurred in connection with services rendered for or at the request of the Registrant or its subsidiaries. In addition, consistent with Section 102 of the Delaware General Corporation Law, the Registrant's Restated Certificate of Incorporation limits the personal liability of the Registrant's directors to the Registrant or its stockholders for monetary damages for certain breaches of fiduciary duty. The Registrant maintains director and officer liability insurance which would provide coverage against certain securities law liabilities.

      Section 2.9 of the Advanta Corp. Employee Savings Plan provides that the Registrant will indemnify and hold harmless to the maximum extent permitted by its By-Laws each of the Plan's specified fiduciaries who are employees, officers or directors of the Registrant or any "participating company" or "related entity" (as those terms are defined in the Plan) from any claim, damage, loss or expense, including litigation expenses and attorneys' fees, resulting from such person's service as a fiduciary of the Plan, unless the claim, damage, loss or expense results from the fiduciary's gross negligence.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

      Not applicable.

ITEM 8.  EXHIBITS.

4.1 Restated Certificate of Incorporation of Registrant (incorporated by reference to Exhibit 4.1 to Pre-Effective Amendment No. 1 to the Registrant's Registration Statement on Form S-3 (File No. 33-53475), filed June 10, 1994), as amended by the Certificate of Designations, Preferences, Rights and Limitations of the Registrant's 6-3/4% Convertible Class B Preferred Stock, Series 1995 (Stock Appreciation Income Linked Securities (SAILS)) (incorporated by reference to Exhibit 4.3 to the Registrant's Current Report on Form 8-K dated August 15, 1995, as further amended by the Certificate of Designations,

      Preferences, Rights and Limitations of the Registrant's Series A Junior Participating Preferred Stock incorporated by reference to Exhibit 1 to the Registrant's Registration Statement on Form 8-A, dated March 17,
      1997).

4.2   Bylaws of the Registrant, as amended (incorporated by reference to Exhibit
      3.1 to the Registrant's Current Report on Form 8-K, dated March 17, 1997).

4.3 Rights Agreement, dated as of March 14, 1997, by and between the Registrant and the Rights Agent (incorporated by reference to Exhibit 1 to the Registrant's Registration Statement on Form 8-A, dated March 17,
      1997), as amended by Amendment No. 1, dated as of June 4, 1998, to the Rights Agreement, dated as of March 14, 1997, by and between the Registrant and the Rights Agent (incorporated by reference to Exhibit 1 to the Registrant's Amended Registration Statement on Form 8-A/A, dated June 11, 1998), as further amended by Amendment No. 2, dated as of September 4, 1998, to the Rights Agreement, dated as of March 14, 1997, by and between the Registrant and the Rights Agent (incorporated by reference to Exhibit 1 to the Registrant's Amended Registration Statement on Form 8-A/A, dated September 23, 1998).

4.4 Advanta Corp. Employee Savings Plan (Amended and Restated Generally Effective January 1, 2001) (filed herewith).

4.5 Amendment No. 1 to the Advanta Corp. Employee Savings Plan (filed herewith).

4.6 Amendment No. 2 to the Advanta Corp. Employee Savings Plan (filed herewith).

5     Opinion of Wolf, Block, Schorr and Solis-Cohen LLP (filed herewith).

23.1  Consent of KPMG LLP (filed herewith).

23.2 Explanation Concerning Absence of Consent of Arthur Andersen LLP (filed herewith).

23.3  Consent of Wolf, Block, Schorr and Solis-Cohen LLP (included in Exhibit
      5).

24    Powers of Attorney (included on signature page).

      The Registrant hereby undertakes that it will submit or has submitted the Plan and any amendment thereto to the Internal Revenue Service ("IRS") in a timely manner and that it has made or will make all changes required by the IRS in order to qualify the Advanta Corp. Employee Savings Plan under ERISA.

ITEM 9.  UNDERTAKINGS

      (a)   The undersigned registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement.

      (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

      (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

            provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to
            Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, when applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the adjudication of such issue.

                        SIGNATURES AND POWER OF ATTORNEY

      Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Lower Gwynedd Township, Montgomery County, Commonwealth of Pennsylvania, on this 25th day of March, 2003.

                                             Advanta Corp.

                                             By: /s/ William A. Rosoff
                                                 -------------------------------
                                             William A. Rosoff,
                                             President and Vice Chairman of the
                                             Board

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Dennis Alter, William A. Rosoff, Philip M. Browne and Elizabeth H. Mai, and each of them, jointly and severally, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including, without limitation, post-effective amendments), and to file the same with all exhibits thereto, and other documents in connection therewith (including, without limitation, any related Registration Statement or amendment thereto filed in accordance with Rule 462 under the Securities Act of 1933, as amended), with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on March 25, 2003.

Name                                         Title
----                                         -----
/s/ Dennis Alter                             Chairman of the Board and Chief Executive
-----------------------------                Officer
Dennis Alter

/s/ William A. Rosoff                        President and Vice Chairman of the Board
-----------------------------
William A. Rosoff

/s/ Philip M. Browne                         Senior Vice President and
-----------------------------                Chief Financial Officer
Philip M. Browne

/s/ David B. Weinstock                       Vice President and
-----------------------------                Chief Accounting Officer
David B. Weinstock

/s/ Arthur Bellis                            Director
-----------------------------
Arthur Bellis

/s/ Robert S. Blank                          Director
-----------------------------
Robert S. Blank

/s/ Max Botel                                Director
-----------------------------
Max Botel

/s/ Dana Becker Dunn                         Director
-----------------------------
Dana Becker Dunn

/s/ Ronald Lubner                            Director
-----------------------------
Ronald Lubner

/s/ Olaf Olafsson                            Director
-----------------------------
Olaf Olafsson

/s/ Robert H. Rock                           Director
-----------------------------
Robert H. Rock

/s/ Michael Stolper                          Director
-----------------------------
Michael Stolper

      Pursuant to the requirements of the Securities Act of 1933, the Advanta Corp. Employee Savings Plan has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Lower Gwynedd Township, Montgomery County, Commonwealth of Pennsylvania, on March 25, 2003.

                                             Advanta Corp. Employee Savings Plan

                                             By: /s/ Philip M. Browne
                                                 -------------------------------
                                             Philip M. Browne, Member of the
                                             Committee Administering the Plan

                                  EXHIBIT INDEX

Item

      4.1 Restated Certificate of Incorporation of Registrant (incorporated by reference to Exhibit 4.1 to Pre-Effective Amendment No. 1 to the Registrant's Registration Statement on Form S-3 (File No. 33-53475), filed June 10, 1994), as amended by the Certificate of Designations, Preferences, Rights and Limitations of the Registrant's 6-3/4% Convertible Class B Preferred Stock, Series 1995 (Stock Appreciation Income Linked Securities (SAILS)) (incorporated by reference to
            Exhibit 4.3 to the Registrant's Current Report on Form 8-K dated August 15, 1995, as further amended by the Certificate of Designations, Preferences, Rights and Limitations of the Registrant's Series A Junior Participating Preferred Stock incorporated by reference to Exhibit 1 to the Registrant's Registration Statement on Form 8-A, dated March 17, 1997).

      4.2 Bylaws of the Registrant, as amended (incorporated by reference to Exhibit 3.1 to the Registrant's Current Report on Form 8-K, dated March 17, 1997).

      4.3 Rights Agreement, dated as of March 14, 1997, by and between the Registrant and the Rights Agent (incorporated by reference to Exhibit 1 to the Registrant's Registration Statement on Form 8-A, dated March 17, 1997), as amended by Amendment No. 1, dated as of June 4, 1998, to the Rights Agreement, dated as of March 14, 1997, by and between the Registrant and the Rights Agent (incorporated by reference to Exhibit 1 to the Registrant's Amended Registration Statement on Form 8-A/A, dated June 11, 1998), as further amended by Amendment No. 2, dated as of September 4, 1998, to the Rights Agreement, dated as of March 14, 1997, by and between the Registrant and the Rights Agent (incorporated by reference to Exhibit 1 to the Registrant's Amended Registration Statement on Form 8-A/A, dated September 23, 1998).

      4.4 Advanta Corp. Employee Savings Plan (Amended and Restated Generally Effective January 1, 2001) (filed herewith).

      4.5 Amendment No. 1 to the Advanta Corp. Employee Savings Plan (filed herewith).

      4.6 Amendment No. 2 to the Advanta Corp. Employee Savings Plan (filed herewith).

      5     Opinion of Wolf, Block, Schorr and Solis-Cohen LLP (filed herewith).

      23.1  Consent of KPMG LLP (filed herewith).

      23.2 Explanation Concerning Absence of Consent of Arthur Andersen LLP (filed herewith).

      23.3  Consent of Wolf, Block, Schorr and Solis-Cohen LLP (included in
            Exhibit 5).

      24    Powers of Attorney (included on signature page).